Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SMITH BARNEY TIDEWATER FUTURES FUND L.P.

UNDER SECTION 121-202 OF

THE REVISED LIMITED PARTNERSHIP ACT

THE UNDERSIGNED, being the withdrawing general partner and the admitted general partner of Smith Barney Tidewater Futures Fund L.P., for the purpose of amending the Certificate of Limited Partnership of Smith Barney Tidewater Futures Fund L.P. pursuant to Section 121-202 of the Revised Limited Partnership Act of New York, do hereby certify:

1. The name of the limited partnership is as follows:

Smith Barney Tidewater Futures Fund L.P. (the “Limited Partnership”)

2. The date of filing of the Certificate of Limited Partnership of the Limited Partnership was February 23, 1995.

3. The post office address within or without New York State to which the Secretary of State shall mail a copy of any process against the Limited Partnership served upon him is being amended such that Article 3 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary shall mail a copy of any process against the limited partnership served upon him is:

Smith Barney Futures Management LLC

388 Greenwich Street - 7th floor

New York, New York 10013

Attention: David J. Vogel

4. The Certificate of Limited Partnership of the Limited Partnership is being amended to reflect the admission of a general partner and the withdrawal of a general partner. The name of the admitted general partner is Smith Barney Futures Management LLC whose date of admission is April 1, 2001. The name of the withdrawing general partner is SFG Global Investments, Inc. whose address is 21 Milk Street, 5th Floor, Boston, Massachusetts 02109 and whose date of withdrawal is April 1, 2001. Article 5 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

5. The name and business or residence address of each general partner is as follows:

Smith Barney Futures Management LLC

388 Greenwich Street - 7th floor

New York, New York 10013

5. This Amendment shall be effective upon filing.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 1 day of April 2001, and affirm the statements contained herein as true under penalties of perjury.

Admitted General Partner: SMITH BARNEY FUTURES MANAGEMENT LLC
By:	/s/ David J. Vogel
Name: David J. Vogel Title: President / Authorized Person

Withdrawing General Partner: SFG GLOBAL INVESTMENTS, INC.
By:	/s/ Donald S. Chadwick
Name: Donald S. Chadwick Title: President